SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2006

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

420 Lexington Avenue, Suite 408 New York, New York (Address of principal executive offices)	10170 (Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2006, SIGA Technologies, Inc. (“SIGA”) received notice from the Nasdaq Stock Market (“NASDAQ”) that for the past 30 consecutive business days, the bid price of the SIGA’s common stock has closed below the $1.00 per share minimum requirement for continued inclusion on the Nasdaq SmallCap Market under Marketplace Rule 4310(c)(4). In accordance with Marketplace Rule 4310(c)(8)(D), SIGA will be provided with 180 calendar days, until July 31, 2006, to regain compliance with the minimum bid requirement. If, at any time before July 31, 2006, the bid price of the SIGA’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will provide SIGA with written notification that it now complies with Marketplace Rule 4310(c)(4). SIGA intends to monitor the bid price between now and July 31, 2006, and consider available options if its common stock does not trade at a level likely to result in SIGA regaining compliance with the minimum bid requirement.

On February 3, 2006, SIGA issued a press release announcing that it had received the above described notice from NASDAQ regarding its bid price. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Thomas N. Konatich
Name: Thomas N. Konatich
Title: Chief Financial Officer

Date: Date: February 3, 2006

3